UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2004

NAVISTAR INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Servicios Financieros Navistar, S. A. de C. V., Sociedad Financiera de Objeto Limitado, a wholly owned subsidiary of the Registrant, entered into a trust agreement with Banco J.P. Morgan, S.A., Institutión de Banca Múltiple, J. P. Morgan Grupo Financiero, División Fiduciaria as trustee (the "Trustee"), for purposes of creating irrevocable trust No. F/00098 (the "Trust"), in accordance with which, on December 3, 2004, the Trust issued and placed in the Mexican Stock Exchange, Certificados Bursátiles, Serie A ( "Notes"), having an aggregate original principal amount of $516,000,000.00 Mexican Pesos, under the revolving securitization program authorized by the Mexican National Banking and Securities Commission in an aggregate amount of $1,100,000.00 Mexican Pesos.

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On December 6, 2004, the Registrant issued a press release, which is attached as Exhibit 99.1 to this Report and incorporated by reference herein, to report expected fourth quarter and full-year 2004 results and to give its earnings outlook and other guidance for fiscal year 2005. The Registrant also announced in that news release that its finance subsidiary, Navistar Financial Corporation, will adjust its income for the periods 2002-2004, and as a result of such adjustment, it is possible that the Registrant may restate its financial statements.

The information in this Current Report on Form 8-K, including Exhibit No. 99.1 and 99.2 hereto, are deemed filed for purposes of the Securities Exchange Act of 1934, as amended.

ITEM 8.01. OTHER EVENTS

On December 6, 2004, the Registrant issued a press release, which is attached as Exhibit 99.2 to this Report and incorporated by reference herein, to announce that its operating company, International Truck and Engine Corporation, signed a collaboration pact with a German truck and engine manufacturer.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following Exhibits are deemed to be filed under the Securities Exchange Act of 1934, as amended.

Exhibits

Exhibit No.	Description	Page

99.1	Press Release dated December 6, 2004	E-1

99.2	Press Release dated December 6, 2004	E-4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
            Registrant

Date: December 6, 2004	/s/Mark T. Schwetschenau

Mark T. Schwetschenau Senior Vice President and Controller (Principal Accounting Officer)